                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              SONUS NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   04-3387074
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

5 CARLISLE ROAD, WESTFORD, MASSACHUSETTS                               01886
(Address of Principal Executive Offices)                             (Zip Code)
                                                                     ----------

       SONUS NETWORKS, INC. AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                             ----------------------

                                 HASSAN M. AHMED
                      President and Chief Executive Officer
                              Sonus Networks, Inc.
                                 5 Carlisle Road
                               Westford, MA 01886
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (978) 692-8999
           (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------

                                    Copy to:
                              DAVID L. ENGEL, ESQ.
                             JOHAN V. BRIGHAM, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE


=========================================== =================== ============== ===================== ===========================
                                                                  Proposed           Proposed
                 Title Of                                          Maximum           Maximum
                Securities                        Amount          Offering          Aggregate                Amount Of
                  To Be                           To Be           Price Per          Offering               Registration
                Registered                      Registered          Share             Price                     Fee
------------------------------------------- ------------------- -------------- --------------------- ---------------------------
Common Stock, $0.001 par value per share,
issuable under 1997 Stock Incentive Plan       10,862,349                 (1)     $320,276,407.61               $80,069.15
------------------------------------------- ------------------- -------------- --------------------- ---------------------------


   (1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price.
   A portion of the shares are issuable upon exercise of options with fixed exercise prices ranging from $0.07 to $22.25. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The shares representing unissued options do not have a fixed exercise price. The proposed maximum offering price per share for such shares has been calculated pursuant to Rule 457(h) as $39.03, which is the average of the high and low prices of the Registrant's Common Stock as listed on Nasdaq on January 29, 2001.

         Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus relating to this Registration Statement is a combined Prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-32206) previously filed by the Registrant on August 9, 2000, which registered an aggregate of 14,542,860 shares of Common Stock, as adjusted for a 3-for-1 stock split. A filing fee in the amount of $50,001.00 was previously paid with respect to such shares.

                                EXPLANATORY NOTE

         On August 9, 2000, we filed a Registration Statement on Form S-8 (File No. 333-32206) (referred to in this document as, the "First Registration Statement") to register under the Securities Act of 1933, as amended, an aggregate of 12,388,152 shares of common stock, par value $0.001 per share (the "Common Stock"), issuable by us under our Amended and Restated 1997 Stock Incentive Plan and 2,154,708 shares of Common Stock issuable by us under our 2000 Employee Stock Purchase Plan. At the close of business on October 6, 2000, we split our Common Stock 3-for-1 by means of a stock dividend of two shares of Common Stock for each outstanding share of Common Stock to all of our stockholders of record as of the close of business on September 29, 2000. All share and per share amounts reported in this Registration Statement with respect to time periods and events that took place prior to the stock dividend retroactively reflect our October 6, 2000 stock dividend.

         This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional aggregate of 10,862,349 shares of our Common Stock issuable upon the exercise of stock options granted, or to be granted, under the 1997 Stock Incentive Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement.

         We also hereby incorporated by reference into this Registration Statement the following documents filed with the Securities and Exchange
Commission:

                                                   PERIOD
  The description of our Common Stock,
  $0.001 par value per share, contained
  in our Registration Statement on
  Form 8-A  pursuant to Section 12(g)
  of the Securities Exchange Act.......... Filed April 5, 2000

                                           Quarters ended, June 30, 2000 and
  Quarterly Reports on Form 10-Q.......... September 30, 2000

                                           Filed October 13, 2000 and
  Current Reports on Form 8-K............. November 17, 2000

  Prospectus filed pursuant to Rule
  424(b)(1) (file No. 333-52682).......... Filed January 12, 2001

         In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold shall be incorporated by reference into this Registration Statement as of the filing date of each.

         You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

                              Sonus Networks, Inc.
                                 5 Carlisle Road
                               Westford, MA 01886
                           Attention: Stephen J. Nill,
                          Vice President of Finance and
                   Administration and Chief Financial Officer
                              Tel.: (978) 692-8999


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of January 15, 2001, six attorneys at Bingham Dana LLP, outside corporate counsel for the Registrant, owned, in the aggregate, 161,781 shares of Sonus Common Stock.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT NO.                    DESCRIPTION OF DOCUMENTS

     4.1* Fourth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.

     4.2* Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit No. 3.2 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.

     4.3* Amended and Restated 1997 Stock Incentive Plan, incorporated by reference to Exhibit No. 10.2 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.

     4.4* 2000 Employee Stock Purchase Plan, as amended, incorporated by reference to Exhibit No. 10.3 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.

     5 Opinion of Bingham Dana LLP as to the legality of the securities being registered.

     23.1     Consent of Arthur Andersen LLP, independent public accountants.

     23.2     Consent of Bingham Dana LLP (included in Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

-------------------------
*Previously filed with the Registrant's First Registration Statement and incorporated herein by reference.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Commonwealth of Massachusetts, as of the 2nd day of February 2001.

                                    SONUS NETWORKS, INC.


                                    By: /s/ Hassan M. Ahmed
                                       ------------------------------------
                                       Hassan M. Ahmed
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Hassan M. Ahmed and Stephen J. Nill, and each of them severally, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the 2nd day of February 2001.


         SIGNATURE                                            TITLE
/s/ Hassan M. Ahmed                      President, Chief Executive Officer and Director (Principal
---------------------------------        Executive Officer)
Hassan M. Ahmed

/s/ Stephen J. Nill                      Vice President of Finance and Administration and Chief Financial
---------------------------------        Officer (Principal Financial and Accounting Officer)
Stephen J. Nill

/s/ Rubin Gruber                         Chairman of the Board of Directors and Director
---------------------------------
Rubin Gruber

/s/ Edward T. Anderson
---------------------------------        Director
Edward T. Anderson


---------------------------------        Director
Paul J. Ferri


---------------------------------        Director
Paul J. Severino



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

                                  EXHIBIT INDEX

EXHIBIT NO.                                 DESCRIPTION OF DOCUMENTS


     4.1* Fourth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.

     4.2* Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit No. 3.2 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.

     4.3* Amended and Restated 1997 Stock Incentive Plan, incorporated by reference to Exhibit No. 10.2 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.

     4.4* 2000 Employee Stock Purchase Plan, as amended, incorporated by reference to Exhibit No. 10.3 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.

     5 Opinion of Bingham Dana LLP as to the legality of the securities being registered.

     23.1     Consent of Arthur Andersen LLP, independent public accountants.

     23.2     Consent of Bingham Dana LLP (included in Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

-------------------------
*Previously filed with the Registrant's First Registration Statement and incorporated herein by reference.


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